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                                                                     EXHIBIT 3.4

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 11/13/1997
                                                             971387654 - 2669921


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    SOUTHERN SECURITY FINANCIAL CORPORATION

      SOUTHERN SECURITY FINANCIAL CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

      1. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                                     FIRST

      The name of this Corporation is SOUTHERN SECURITY BANK CORPORATION.

      2. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James Wilson, its president, this 12 day of November, 1997.


                                         SOUTHERN SECURITY FINANCIAL CORPORATION

                                         By: /s/ James Wilson
                                            ------------------------------------
                                            James Wilson, President